SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 31, 2004

Albertson’s, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

1-6187	82-0184434

(Commission File Number)	(IRS Employer Identification No.)

250 Parkcenter Boulevard, P.O. Box 20, Boise, Idaho	83726

(Address of Principal Executive Offices)	(Zip Code)

(208) 395-6200

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

☐ Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.14a-12)

Item 2.02 Results of Operations and Financial Condition.
SIGNATURE
EXHIBIT INDEX
EXHIBIT 99.1

Item 2.02 Results of Operations and Financial Condition.

On August 31, 2004, the Company released its sales and earnings for the 2004 second quarter. The text of that release is attached hereto as Exhibit 99.1 and is incorporated herein by reference. The press release should be read together with the information contained in the reports that we file with the Securities and Exchange Commission, including the financial statements and related notes contained in those reports.

The press release contains the non-GAAP financial measures of adjusted earnings from continuing operations on a per share basis, adjusted identical store sales and adjusted comparable store sales. Pursuant to the requirements of Regulation G, the Company has provided reconciliations within the release of these measures to the most directly comparable GAAP financial measures. The Company presents adjusted sales computations because it believes a comparison of actual to adjusted store sales data is useful to investors to communicate management’s belief of the continuing impact of the southern California labor dispute on trends in sales experienced during the 13 weeks ended July 29, 2004. The Company presents adjusted per share earnings from continuing operations because it believes that excluding the special items and charges identified in the release results in a useful financial measure that will facilitate comparisons of the Company’s operating results before, during and after such items and charges are incurred. Also, the Company believes that communicating adjusted earnings per share facilitates comparisons of performance with that of other companies that did not have an event similar to the southern California labor dispute.

This information is being furnished under Item 12 and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liability of such section.

***

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALBERTSON’S, INC.
By:	/s/ Felicia D. Thornton
	Name:	Felicia D. Thornton
	Title:	Executive Vice President and Chief Financial Officer

Dated: August 31, 2004

EXHIBIT INDEX

Exhibit	Description
99.1	Press release dated August 31, 2004